Exhibit (a)(3)

COHEN & STEERS REAL ESTATE OPPORTUNITIES INCOME FUND

CERTIFICATE OF AMENDMENT

THIS IS TO CERTIFY THAT:

1.    The Certificate of Trust (the “Certificate”) of Cohen & Steers Real Estate Opportunities Income Fund, a Maryland statutory trust (the “Trust”), is hereby amended by deleting Article Second of the Certificate in its entirety and substituting the following in lieu thereof:

SECOND:    The name of the statutory trust (the “Trust”) is:

Cohen & Steers Real Estate Opportunities and Income Fund

2.    The undersigned President of the Trust acknowledges under penalties for perjury that, to the best of his knowledge and belief, the facts stated herein are true.

3.    This Certificate of Amendment shall be effective upon acceptance for record by the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, the undersigned President of the Trust has signed this Certificate of Amendment this 8th day of November, 2021.

ATTEST:		COHEN & STEERS REAL ESTATE OPPORTUNITIES INCOME FUND

/s/ Dana A. DeVivo	By:	/s/ Adam Derechin
Dana A. DeVivo, Secretary		Adam Derechin, President

[COHEN & STEERS REAL ESTATE OPPORTUNITIES INCOME FUND – CERTIFICATE OF AMENDMENT –

NAME CHANGE]